Exhibit 10.31

Labor Contract

Party A: Fujian Yaxin Food Co., Ltd.
Party B:                                                                                 ID Card No.

Pursuant to the provisions of the Labor Contract Law of the People’s Republic of China and relevant laws and regulations, both Party A and Party B hereby make and enter into this Employment Contract based on the principles of equality, voluntariness, mutual agreement after negotiation, legitimacy, fairness, honesty and good faith, and commit to be legally bound thereby.

1. During the term of the Contract, Party A shall pay to Party B RMB 100 yuan on a monthly basis for paying social insurance premium. Party B shall pay the insurance premium by itself. Party A shall pay life accident insurance premium for Party B every year.

2. Term of the Contract shall commence on __________ and end on__________, totally __________ years.
The probation period shall commence on __________ and end on __________, totally  _________months. During the probation period, either Party A or Party B may terminate the Employment Contact pursuant to law.

3. In accordance with Party B's skills and physical fitness, and the production (work) demand of Party A, Party B is arranged to serve as the management personnel (type of work).

4. Party B shall strictly observe the laws, rules and regulations of the state and the rules, regulations and labor disciplines of Party A, and maintain the confidentiality of Party A's production (work) or business secrets.

5. Party B shall accept the temporary dispatch or adjustment made by Party A as required by its actual production (work) demand.

6. Party B shall work __________ days per week, __________ hours per day; Party B shall ensure completion of the work and task specified by Party A in accordance with its duties.

7. Party B shall accept the performance assessment conducted by Party A.

8. Party B shall not be engaged in any personal business in relation to Party B's duties without the consent of Party A.

9. Party A may terminate the Contract if Party B:
A.	Fails to meet the requirements for employment during the probation period;
B.	Materially breaches Party A’s rules and regulations, for which the Contract may be terminated in accordance with the provisions herein;
C.	Causes substantial loss to Party A due to his serious dereliction of duty or engagement in graft for personal gain;
D.	Is subject to criminal liability pursuant to law.

10. Party A shall determine Party B's labor remuneration in accordance with the wage, bonus and allowance system of Party A and pay to Party B in a timely manner.

11. Party A shall provide Party B with production (working) conditions and necessary labor protection articles meeting the labor standards of the state, to effectively protect Party B's safety and health during the production and work.

12. Termination of the Contract must be conducted in accordance with the applicable labor laws and regulations of the state. Any party shall send a written notice to the other party one month prior to termination of the Contract. If Party B takes a position of a special type of work at Party A, Party B may leave its position until Party A has a proper substitute and Party B has completed all the handover procedures clearly.

13. Any party in violation of the Contract shall be responsible for economic compensation for the economic losses suffered by the other party therefrom according to the consequences and responsibilities.

14. Any and all disputes arising in the performance of the Contract shall be settled by both parties through negotiation. In case that no settlement can be reached through negotiation, the disputes shall be submitted to the local labor dispute arbitration commission for mediation.

15. Any matters not covered herein shall be subject to the national and relevant laws, rules and regulations.

16. This Contract is made out in duplicate, with Party A and Party B holding one respectively. The Contract shall become effective as of the date of signing.

Party A (Signature and Seal):	Party B (Signature and Seal):
Fujian Yaxin Food Co., Ltd.
Legal Representative:	Tel:

Date:	Date:

Labor Contract for Rural Migrant Workers
(Made by the Ministry of Human Resources and Social Security of the People's Republic of China)

Party A (Employer)
Name:
Address:
Legal Representative (Person-in-Charge):
Tel:

Party B (Employee)
Name:
Household Address:
Current Domicile:
ID Card No.
Tel:

This Contract is made and entered into by and between both parties based on the principles of legitimacy, fairness, equality, voluntariness, agreement after negotiation, honesty and good faith, pursuant to the provisions of the Labor Contract Law of the People’s Republic of China and relevant laws and regulations.

Article 1 This Contract is a __________ (fixed-term/open-ended/task-based term) contract. Term of the Contract shall commence on __________ and end on __________, of which, the probation period (Y/N) shall commence on __________ and end on __________.

Article 2 Party A arranges Party B to serve as __________ in (place). Party B shall perform the duties and complete the task assignment on time in accordance with the contents and requirements of the task assigned by Party A.

Article 3 Party A shall arrange Party B to implement __________ (standard working hour system/working hour system of comprehensive calculation/flexible working hour system).

Article 4 Party A shall pay the wages in full to Party B in cash or via bank transfer prior to the __________ day of each month, based on the wage standard (time rate wage/piece rate wage) of __________, of which, wage standard during the probation period shall be _________.

Article 5 Party A shall pay social insurance premiums for Party B in accordance with the relevant national and local provisions. The social insurances shall include  . The part of social insurance premiums payable by Party B shall be remitted and withheld by Party A.

Article 6 Party A shall provide Party B with the safe production training, and the labor safety and health conditions and necessary labor protection articles meeting the national standards. If Party A arranges Party B to engage in the work with occupational hazards, Party A shall have Party B receive physical examination on a periodic basis. Party B shall strictly observe the various rules, regulations, standards, and operational procedures during the work.

When Party B is injured while working, Party A shall immediately take actions to have Party B receive medial treatment, and pay to Party B the corresponding work injury treatment in accordance with the provisions of the Work Injury Insurance Regulations.

Article 7 Party A and Party B shall perform, amend, cancel or terminate the Contract in accordance with the relevant provisions of the Labor Contract Law. In any circumstances conforming to the relevant provisions of the Labor Contract Law, Party A shall pay economic compensation to Party B pursuant to law.

Article 8 If Party A cancels or terminates the Contract in violation of the applicable laws , if and Party B requires continual performance of the Contract, Party A shall continue to perform the Contract; if Party B does not require continual performance of the Contract or the continual performance of the Contract becomes impossible, Party A shall pay to Party B doubled compensation according to the double of the economic compensation standard pursuant to law.

Article 9 Miscellaneous

Article 10 This Contract shall become effective after it is signed or sealed by both parties. The Contract is made out in duplicate, with Party A and Party B holding one respectively.

Party A (Common Seal)	Party B (Signature)
Signature of Legal Representative (Person-in-Charge)
or Authorized Agent

Date of Signing:	Date of Signing: